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                                      EXHIBIT 17

                                  Form of Proxy Card

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                               THE MUNDER FUNDS TRUST
                          Munder Accelerating Growth Fund


This Proxy is Solicited on Behalf of the Board of Trustees.
The undersigned revoke(s) all previous proxies and appoint(s) __________ or either one of them, attorneys, with full power of substitution to vote all shares of the Munder Accelerating Growth Fund (Fund) of Munder Funds Trust (Trust) which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of Munder Capital Management, 480 Pierce Street, Birmingham, MI 48009, on May _______, 1998 at __p.m. (Eastern time), and at any adjournments thereof.

Please refer to the Proxy Statement for a discussion of this matter. Complete, sign, and date this proxy card and return it promptly in the postage-paid envelope provided to _________________.

PLEASE INDICATE YOUR VOTES BY AN "X" IN THE APPROPRIATE BOX BELOW.

IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. As to any other matter, said attorneys will vote in accordance with their best judgment. THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE PROPOSAL.

                                                 FOR     AGAINST     ABSTAIN
 1.   To  approve  an  Agreement and Plan of
 Reorganization providing for the
 acquisition  of all or substantially all of
 the assets of the Fund by The  Munder
 Multi-Season Growth Fund ("Munder Growth
 Fund"), a series of The Munder Funds, Inc.,
 in exchange for shares of Munder Growth Fund
 and assumption of certain identified
 liabilities of the Fund by Munder Growth
 Fund, and for the distribution of such
 shares to shareholders of the Fund in
 liquidation of the Fund.                      -------  --------   --------

 _______ I plan to attend the Meeting.

Receipt of the Notice of the Meeting and the accompanying Proxy Statement is hereby acknowledged.

Please sign your name exactly as it appears in the registration. If shares are held in the name of two or more persons, in whatever capacity, only ONE need sign. When signing in a fiduciary capacity, such as executor or attorney, please so indicate. When signing on behalf of a partnership or corporation, please indicate title.


                                        Dated:              , 1998

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                                               Signatures